                   [Letterhead of Morgan, Lewis & Bockius LLP]

November 17, 2004

Cantor Fitzgerald & Co.
135 East 57th Street
New York, New York 10022

Re:   Cantor Fitzgerald & Co.
      YUPS Trust for Cisco Systems, Inc.
      ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to you, a New York general partnership (the "Sponsor"), and as special counsel to the YUPS Trust for Cisco Systems, Inc. (the "Trust")
in connection with the preparation and filing with the Securities and Exchange
Commission (the "Commission") of the Registration Statement on Form S-1, as
amended from time to time and filed by the Sponsor (the "Registration
Statement"), for the registration under the Securities Act of 1933, as amended
(the "Securities Act"), of and proposed issuance by the Trust of 40,000,000 YUPS
Depositary Receipts for Cisco Systems, Inc. (the "YUPS") to be issued by the
Trust.

In this capacity, we have examined (a) a signed copy of the Registration
Statement and (b) the form of the Depositary Trust Agreement (including the
Standard Terms for Depositary Trust Agreements referenced therein) between The
Bank of New York, as trustee (the "Trustee"), and Cantor Fitzgerald & Co., as
Sponsor, to be entered into in connection with the issuance of the YUPS to be issued under the Registration Statement (the "Depositary Trust Agreement"). We
have also examined originals, or copies certified or otherwise identified to our satisfaction, of such other corporate or trust records of the Sponsor and the
Trust, such other certificates and advice of public officials and of officers of the Sponsor and the Trust, including resolutions of the Board of Directors of CF
Group Management Inc., a New York corporation, acting in its capacity as sole general partner and the managing partner of Cantor Fitzgerald, L.P., a Delaware limited partnership, in turn acting as a general partner of Cantor Fitzgerald
Securities, a New York general partnership, in turn acting as the managing partner of the Sponsor, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Depositary Trust
Agreement will be duly authorized, executed and delivered by the Trustee, that the Depositary Trust Agreement will constitute a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms, and that the Trustee has the requisite organizational and legal power and authority to enter into such Depository Trust Agreement and to perform its obligations thereunder.

Based upon the foregoing, we are of the opinion that when the Depositary Trust
Agreement is executed by duly authorized officers of the Sponsor, and the YUPS are duly authenticated by the Trustee and are delivered by the Trustee against receipt of the purchase price therefor as described in the Registration
Statement, the YUPS will be legally issued, fully paid and non assessable, and will be valid and binding obligations of the Trust, as applicable, enforceable against the Trust in accordance with their respective terms.

The opinions expressed above are subject to the following limitations and qualifications:

- The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

- The opinions expressed herein are limited to the laws of the State of New York and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal
Matters" in the prospectus included within the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 Morgan, Lewis & Bockius LLP

                                       2